EXHIBIT 16.1




                        BLOOM & CO., LLP
                        50 Clinton Street
                       Hempstead, NY 11550


January 24, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:  Dionics, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Dionics, Inc. for the event that occurred on December 31, 2006, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.



                                /s/ Bloom & Co., LLP
                                BLOOM & CO., LLP